Exhibit 99.1

111 W 19th Street, 8th Floor New York, NY 10011

New Fortress Energy Announces Third Quarter 2024 Results

November 7, 2024

NEW YORK -- New Fortress Energy Inc. (Nasdaq: NFE) (“NFE” or the “Company”) today reported its financial results for the third quarter of 2024.

Summary Highlights
•Adjusted EBITDA(1) of $176 million in the third quarter of 2024
•Net income of $11 million in the third quarter of 2024
•Adjusted EPS(2) of $0.05 on a fully diluted basis in the third quarter of 2024
•EPS of $0.03 on a fully diluted basis in the third quarter of 2024
•Illustrative Adjusted EBITDA Goal(4) of $855 million in the full year 2024

"This has been a strong and steady third quarter for the company as we achieved Adjusted EBITDA of $176 million, matching our guidance of $175 million. This was largely the result of steady volume demand from our terminals and the addition of Fast LNG cargos in our supply portfolio as the liquefier reached nameplate production.

"We announced a series of strategic financing transactions that are intended to increase the Company’s liquidity and financial flexibility. NFE is in the advanced stages of refinancing its corporate debt by exchanging $2.7 billion of senior secured notes, which, upon completion, will extend the company's debt maturities to 2029 and will also extend [$900 million] of its revolving credit facility over the next several years. Additionally, the Company has completed a $400 million equity raise, providing additional liquidity to the business and bridging the Company to positive free cash flow.

"Our strategic focus will now be to identify potential partners for financings, commercial ventures or asset sales for one or more of the Company’s primary businesses, including projects in Brazil, Puerto Rico, Jamaica, Mexico, Nicaragua and FLNG 1," said Wes Edens, Chairman and CEO of New Fortress Energy.
Financial Detail

	Three Months Ended
(in millions)	September 30, 2023	June 30, 2024	September 30, 2024
Revenues	$514.5	$428.0	$567.5
Net income (loss)	$62.3	$(86.9)	$11.3
Diluted EPS	$0.30	$(0.44)	$0.03
Adjusted net income (loss)(7)	$61.2	$(84.6)	$10.8
Adjusted EPS(2)	$0.26	$(0.41)	$0.05
Terminals and Infrastructure Segment Operating Margin(8)	$194.7	$214.3	$184.8
Ships Segment Operating Margin(8)	$54.9	$34.1	$34.8
Total Segment Operating Margin(8)	$249.7	$248.4	$219.7
Adjusted EBITDA(1)	$208.4	$120.2	$176.2

Please refer to our Q3 2024 Investor Presentation (the “Presentation”) for further information about the following terms:
1)“Adjusted EBITDA,” see definition and reconciliation of this non-GAAP measure in the exhibits to this press release.
2) “Adjusted EPS” is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to any measure of performance or liquidity derived in accordance with GAAP. We calculate Adjusted EPS as Adjusted Net Income (Note 7 below) divided by the weighted average shares outstanding on a fully diluted basis for the period indicated. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall evaluation of the Company in a manner that is consistent with metrics used for management’s evaluation of the

Company’s overall performance. Adjusted EPS does not have a standardized meaning, and different companies may use different definitions. Therefore, this term may not be necessarily comparable to similarly titled measures reported by other companies.
3) Reserved
4) “Illustrative Adjusted EBITDA Goal” for the fourth quarter of 2024 and full year 2024 means our forward-looking goal for Adjusted EBITDA for the relevant period and is based on the "Illustrative Total Segment Operating Margin Goal" less illustrative Core SGA assumed to be at approximately $25 million for the fourth quarter of 2024, including the pro rata share of Core SG&A from unconsolidated entities.

This presentation also assumes that (i) the Company engages in mitigation sales related to certain of its LNG contracts, (ii) the Company enters into a potential sale of a rechartering opportunity providing revenue of approximately $75 million to $100 million, (iii) the Company’s subsidiary, Genera PR LLC, receives quarterly incentive payments related to cost savings recognized by PREPA, (iv) the Company receives the revenues from the forward sales transactions entered into during the second quarter of 2024 and (iv) the Company continues to increase volumes related to its gas sales agreement with PREPA.

For the purpose of this presentation, we have assumed an average Total Segment Operating Margin between ($0.28) and $7.30 per MMBtu for all downstream terminal & cargo sale economics in the fourth quarter of 2024 because we assume that (i) we purchase delivered gas at a weighted average of $8.28 in the fourth quarter of 2024 (ii) we will have costs related to shipping, logistics and regasification similar to our current operations which will be reduced when our First FLNG facility is in full production, and those costs will be distributed over the larger volumes. For Vessels chartered to third parties, this measure reflects the revenue from those charters, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. We assume an average Total Segment Operating Margin of up to $145k per day per vessel. For Fast LNG, this measure reflects the difference between the delivered cost of open LNG and the delivered cost of open market LNG less Fast LNG production cost. These costs do not include expenses and income that are required by GAAP to be recorded on our financial statements, including the return of or return on capital expenditures for the relevant project, and selling, general and administrative costs. Our current cost of natural gas per MMBtu is higher than the cost we would need to achieve Illustrative Total Segment Operating Margin Goal, and the primary drivers for reducing these costs are the reduced costs of purchasing gas and the increased sales volumes, which result in lower fixed costs being spread over a larger number of MMBtus sold. References to volumes, percentages of such volumes and the Illustrative Total Segment Operating Margin Goal related to such volumes (i) are not based on the Company’s historical operating results, which are limited, and (ii) do not purport to be an actual representation of our future economics. Actual circumstances could differ materially from the assumptions, and actual performance and results could differ materially from, and there can be no assurance that they will reflect, our corporate goal.
5) Reserved.
6) Reserved.
7) “Adjusted Net Income” means Net Income attributable to stockholders as presented in the relevant Form 10-K or Form 10-Q for the relevant financial period as adjusted by non-cash impairment charges and gains or losses on disposal of our assets.
8) “Total Segment Operating Margin” is the total of our Terminals and Infrastructure Segment Operating Margin and Ships Segment Operating Margin. Our segment measure also excludes unrealized mark-to-market gains or losses on derivative instruments and certain contract acquisition costs.
Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investors section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Annual Report on Form 10-K, which is available on the Company’s website. Nothing on our website is included or incorporated by reference herein.
Earnings Conference Call
Management will host a conference call on Thursday, November 7, 2024 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (888) 204-4368 (toll-free from within the U.S.) or +1-323-994-2093 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE Third-Quarter 2024 Earnings Call” or conference code 5050993.
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com under the Investors section within “Events & Presentations.” Please allow time prior to the call to visit the site and download any necessary software required to listen to the internet broadcast. A replay of the conference call will be available at the same website location shortly after the conclusion of the live call.
About New Fortress Energy Inc.
New Fortress Energy Inc. (NASDAQ: NFE) is a global energy infrastructure company founded to help address energy poverty and accelerate the world’s transition to reliable, affordable, and clean energy. The Company owns and operates natural gas and liquefied natural gas (LNG) infrastructure and an integrated fleet of ships and logistics assets to rapidly deliver turnkey energy solutions to global markets. Collectively, the Company’s assets and operations reinforce global energy security, enable economic growth, enhance environmental stewardship and transform local industries and communities around the world.
Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain statements and information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “can,” “could,” “should,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “believes,” “schedules,” “progress,” “targets,” “budgets,” “outlook,” “trends,” “forecasts,” “projects,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” or the negative version of those words or other comparable words. Forward looking statements include: our expectation regarding our Illustrative Adjusted EBITDA Goals for 2024; our ability to successfully execute its refinancing transactions; our ability to explore with potential strategic partners financings, commercial ventures or asset sales for one or more of its primary businesses, including projects in Brazil, Puerto Rico, Jamaica, Mexico, Nicaragua and FLNG 1, and future strategic plans. These forward-looking statements are necessarily estimates based upon current information and involve a number of risks, uncertainties and other factors, many of which are outside of the Company’s control. Actual results or events may differ materially from the results anticipated in these forward-looking statements. Specific factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to: risks related to the development, construction, completion or commissioning schedule for the facilities; risks related to the operation and maintenance of our facilities and assets; failure of our third-party contractors, equipment manufacturers, suppliers and operators to perform their obligations for the development, construction and operation of our projects, vessels and assets; our ability to implement our business strategy; the risk that our proposed financing transactions may not be completed in a timely manner or at all, inability to successfully develop and implement our technological solutions, including our Fast LNG technology, or that we do not receive the benefits we expect from the Fast LNG technology; cyclical or other changes in the LNG and natural gas industries; competition in the energy industry; the receipt of permits, approvals and authorizations from governmental and regulatory agencies on a timely basis or at all; new or changes to existing governmental policies, laws, rules or regulations, or the administration thereof; failure to maintain sufficient working capital and to generate revenues, which could adversely affect our ability to fund our projects; adverse regional, national, or international economic conditions, adverse capital market conditions and adverse political developments; and the impact of public health crises, such as pandemics and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the Company’s forward-looking statements. Other known or unpredictable factors could also have material adverse effects on future results. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no duty to update or revise any forward-looking statements, even though our situation may change in the future or we may become aware of new or updated information relating to such forward-looking statements. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in New Fortress Energy Inc.’s annual and quarterly reports filed with the Securities and Exchange Commission, which could cause its actual results to differ materially from those contained in any forward-looking statement.

Investor Relations:
ir@newfortressenergy.com

Media Relations:
Ben Porritt

press@newfortressenergy.com
(516) 268-7403
Source: New Fortress Energy Inc.

Exhibits – Financial Statements
Condensed Consolidated Statements of Operations
For the three months ended June 30, 2024 and September 30, 2024
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended
	June 30, 2024	September 30, 2024
Revenues
Operating revenue	$291,222	$446,048
Vessel charter revenue	52,416	59,668
Other revenue	84,368	61,819
Total revenues	428,006	567,535

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	221,860	325,292
Vessel operating expenses	8,503	8,254
Operations and maintenance	39,292	32,062
Selling, general and administrative	70,578	82,388
Transaction and integration costs	1,760	3,154
Depreciation and amortization	37,413	35,364
Asset impairment expense	4,272	1,484
Total operating expenses	383,678	487,998
Operating income	44,328	79,537
Interest expense	80,399	71,107
Other expense, net	47,354	(5,836)
Income (loss) before income from equity method investments and income taxes	(83,425)	14,266
Tax provision	3,435	2,953
Net income (loss)	(86,860)	11,313
Net (income) attributable to non-controlling interest	(1,994)	(2,014)
Net income (loss) attributable to stockholders	$(88,854)	$9,299

Net income (loss) per share - basic	$(0.44)	$0.04
Net income (loss) per share - diluted	$(0.44)	$0.03

Weighted average number of shares outstanding – basic	205,070,756	205,071,771
Weighted average number of shares outstanding – diluted	205,851,364	208,880,044

Adjusted EBITDA
For the three months ended September 30, 2024
(Unaudited, in thousands of U.S. dollars)
Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income from operations, net income, cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall operation of our business in evaluating the effectiveness of our ongoing operating performance in a manner that is consistent with metrics used for management’s evaluation of our overall performance and to compensate employees. We believe that Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation, and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, we exclude certain items from our SG&A not otherwise indicative of ongoing operating performance.
We calculate Adjusted EBITDA as net income, plus transaction and integration costs, contract termination charges and loss on mitigations sales, depreciation and amortization, asset impairment expense, loss on asset sales, interest expense, net, other (income) expense, net, loss on extinguishment of debt, changes in fair value of non-hedge derivative instruments and contingent consideration, tax expense, and adjusting for certain items from our SG&A not otherwise indicative of ongoing operating performance, including non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost to pursue new business opportunities and expenses associated with changes to our corporate structure, certain non-capitalizable contract acquisition costs plus our pro rata share of Adjusted EBITDA from certain unconsolidated entities, less the impact of equity in earnings (losses) of certain unconsolidated entities.
Adjusted EBITDA is mathematically equivalent to our Total Segment Operating Margin, as reported in the segment disclosures within our financial statements, minus Core SG&A, including our pro rata share of such expenses of certain unconsolidated entities, minus deferred earnings for which a prepayment was received. Core SG&A is defined as total SG&A adjusted for non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost of exploring new business opportunities and expenses associated with changes to our corporate structure. Core SG&A excludes certain items from our SG&A not otherwise indicative of ongoing operating performance.
The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income, and not to rely on any single financial measure to evaluate our business. Adjusted EBITDA does not have a standardized meaning, and different companies may use different Adjusted EBITDA definitions. Therefore, Adjusted EBITDA may not be necessarily comparable to similarly titled measures reported by other companies. Moreover, our definition of Adjusted EBITDA may not necessarily be the same as those we use for purposes of establishing covenant compliance under our financing agreements or for other purposes. Adjusted EBITDA should not be construed as alternatives to net income and diluted earnings per share attributable to New Fortress Energy, which are determined in accordance with GAAP.

The following table sets forth a reconciliation of net income (loss) to Adjusted EBITDA for the three months ended September 30, 2023, June 30, 2024 and September 30, 2024:

(in thousands)	Three Months Ended September 30, 2023	Three Months Ended June 30, 2024	Three Months Ended September 30, 2024
Total Segment Operating Margin	$249,687	$248,351	$219,654
Less: Core SG&A (see definition above)	41,289	38,190	25,723
Less: Deferred earnings from contracted sales	—	90,000	60,000
Less: Revenue recognized from deferred earnings from cargo sales	—	—	(42,273)
Adjusted EBITDA (Non-GAAP)	$208,398	$120,161	$176,204

Net income (loss)	$62,338	$(86,860)	$11,313
Add: Interest expense	64,822	80,399	71,107
Add: Tax provision	25,194	3,435	2,953
Add: Depreciation and amortization	48,670	37,413	35,364
Add: Asset impairment expense	—	4,272	1,484
Add: SG&A items excluded from Core SG&A (see definition above)	7,818	32,388	56,665
Add: Transaction and integration costs	2,739	1,760	3,154
Add: Other (income) expense, net	(2,271)	47,354	(5,836)
Add: Changes in fair value of non-hedge derivative instruments and contingent consideration	(423)	—	—
Add: (Income) from equity method investments	(489)	—	—
Adjusted EBITDA	$208,398	$120,161	$176,204

Segment Operating Margin
(Unaudited, in thousands of U.S. dollars)

Performance of our two segments, Terminals and Infrastructure and Ships, is evaluated based on Segment Operating Margin. Segment Operating Margin reconciles to Consolidated Segment Operating Margin as reflected below, which is a non-GAAP measure. We define Consolidated Segment Operating Margin as GAAP net income, adjusted for selling, general and administrative expense, transaction and integration costs, contract termination charges and loss on mitigation sales, depreciation and amortization, asset impairment expense, loss on asset sales, interest expense, other (income) expense, loss on extinguishment of debt, net, (income) loss from equity method investments and tax (benefit) provision. Consolidated Segment Operating Margin is mathematically equivalent to Revenue minus Cost of sales minus Operations and maintenance minus Vessel operating expenses, each as reported in our financial statements.

Three Months Ended September 30, 2024
(in thousands of $)	Terminals and Infrastructure (1)	Ships	Total Segment	Consolidation and Other⁽¹⁾	Consolidated
Segment Operating Margin	$184,846	$34,808	$219,654	$(17,727)	$201,927
Less:
Selling, general and administrative					82,388
Transaction and integration costs					3,154
Depreciation and amortization					35,364
Asset impairment expense					1,484
Interest expense					71,107
Other (income), net					(5,836)
Tax (benefit)					2,953
Net income					$11,313

Three Months Ended June 30, 2024
(in thousands of $)	Terminals and Infrastructure (1)	Ships	Total Segment	Consolidation and Other⁽¹⁾	Consolidated
Segment Operating Margin	$214,276	$34,075	$248,351	$(90,000)	$158,351
Less:
Selling, general and administrative					70,578
Transaction and integration costs					1,760
Depreciation and amortization					37,413
Interest expense					80,399
Asset impairment expense					4,272
Other expense, net					47,354
Tax provision					3,435
Net loss					$(86,860)

(1)Terminals and Infrastructure includes deferred earnings from contracted sales that were contracted in the current period, and prepayment for these sales was received. Revenue will be recognized in the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) when delivery under these forward sales transactions is completed in from the fourth quarter of 2024 through 2025. Consolidation and Other adjusts for the inclusion of deferred earnings from contracted sales in Total Segment Operating Margin of $60,000 and $90,000 for the three months ended September 30, 2024 and June 30, 2024, respectively. A portion of these deferred earnings of $42,273 were recognized upon delivery during the third quarter of 2024.

Three Months Ended September 30, 2023
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships	Total Segment	Consolidation and Other ⁽¹⁾	Consolidated
Segment Operating Margin	$194,743	$54,944	$249,687	$423	$250,110
Less:
Selling, general and administrative					49,107
Transaction and integration costs					2,739
Depreciation and amortization					48,670
Interest expense					64,822
Other (income), net					(2,271)
(Income) from equity method investments					(489)
Tax provision					25,194
Net income					$62,338

(1)Consolidation and Other also adjusts for the exclusion of unrealized mark-to-market gains or losses on derivative instruments in our segment measure.

Adjusted Net Income and Adjusted Earnings per Share
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

The following table sets forth a reconciliation between net income attributable to stockholders and earnings per share adjusted for non-cash impairment charges and losses on disposals of assets.

	Three months ended September 30, 2023	Three months ended June 30, 2024	Three months ended September 30, 2024
Net income (loss) attributable to stockholders	$61,221	$(88,854)	$9,299
Non-cash impairment charges, net of tax	—	4,272	1,484
Loss on sale of assets	(7,844)	—	—
Adjusted net income (loss)	$53,377	$(84,582)	$10,783

Weighted-average shares outstanding - diluted	205,032,928	205,851,364	208,880,044

Adjusted earnings per share	$0.26	$(0.41)	$0.05

Condensed Consolidated Statements of Operations
For the three and nine months ended September 30, 2024 and 2023
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Operating revenue	$446,048	$420,868	$1,346,774	$1,417,175
Vessel charter revenue	59,668	67,287	158,739	209,651
Other revenue	61,819	26,307	180,349	28,112
Total revenues	567,535	514,462	1,685,862	1,654,938

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	325,292	191,920	776,269	602,626
Vessel operating expenses	8,254	11,613	25,153	36,347
Operations and maintenance	32,062	60,819	139,902	121,187
Selling, general and administrative	82,388	49,107	223,720	157,048
Transaction and integration costs	3,154	2,739	6,285	4,787
Depreciation and amortization	35,364	48,670	123,268	125,160
Asset impairment expense	1,484	—	5,756	—
Loss on sale of assets, net	—	—	77,140	—
Total operating expenses	487,998	364,868	1,377,493	1,047,155
Operating income	79,537	149,594	308,369	607,783
Interest expense	71,107	64,822	228,850	200,891
Other (income) expense, net	(5,836)	(2,271)	60,630	16,150
Loss on extinguishment of debt, net	—	—	9,754	—
Income before income from equity method investments and income taxes	14,266	87,043	9,135	390,742
Income from equity method investments	—	489	—	12,738
Tax provision	2,953	25,194	28,012	69,476
Net income (loss)	11,313	62,338	(18,877)	334,004
Net (income) attributable to non-controlling interest	(2,014)	(1,117)	(6,597)	(3,329)
Net income (loss) attributable to stockholders	$9,299	$61,221	$(25,474)	$330,675

Net income (loss) per share – basic	$0.04	$0.30	$(0.14)	$1.60
Net income (loss) per share – diluted	$0.03	$0.30	$(0.15)	$1.59

Weighted average number of shares outstanding – basic	205,071,771	205,032,928	205,068,178	206,249,474
Weighted average number of shares outstanding – diluted	208,880,044	205,032,928	206,836,683	206,804,833